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                                                                      EXHIBIT 21
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
Parent Corporation                      Subsidiary and Place of Incorporation
- ------------------                      -------------------------------------

Nautica Enterprises, Inc.               State-O-Maine, Inc.
                                        (Delaware)

Nautica Enterprises, Inc.               Nautica International, Inc.
                                        (Delaware)

Nautica Enterprises, Inc.               Nautica Apparel, Inc.
                                        (Delaware)

Nautica Enterprises, Inc.               Nautica Retail USA, Inc.
                                        (Delaware)
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